Ex.99.906.Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2012 of the Tilson Investment Trust (the “Registrant”).

We, the undersigned officers of the Registrant, hereby certify, to the best of our knowledge that the Registrant’s:

(i)	Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	January 6, 2012

/s/ Whitney R. Tilson
Whitney R. Tilson
President
(Principal Executive Officer)

Dated:	January 6, 2012

/s/ Glenn H. Tongue
Glenn H. Tongue
Vice President and Treasurer
(Principal Financial Officer)